UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ] Preliminary Information Statement
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LoCorr Investment Trust
(Name of Registrant As Specified In Its Charter)

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LOCORR DYNAMIC EQUITY FUND
A SERIES OF LOCORR INVESTMENT TRUST
687 EXCELSIOR BOULEVARD
EXCELSIOR, MN 55331

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

July 25, 2022

This Notice presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the LoCorr Dynamic Equity Fund (the “Fund”), a series of LoCorr Investment Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The Fund and the Trust have made the following material available for view:

Information Statement

The Information Statement details a new sub-adviser to the Fund. Specifically, the Board of Trustees of the Trust (the “Board of Trustees”) has approved a new sub-advisory agreement on behalf of the Fund between Millrace Asset Group and LoCorr Fund Management, LLC (the “Adviser”), the investment adviser to the Fund.

The Adviser and the Trust have received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission. This Manager of Managers Order permits the Adviser to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval. The Manager of Managers Order requires that the Information Statement be provided to you.

By sending you this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy. You may print and view the full Information Statement on the Fund’s website at www.locorrfunds.com/literature.htm until at least 90 days from the date of this Notice and the Information Statement. You may request a paper or email copy of the Information Statement, free of charge, by contacting the Fund in writing at LoCorr Dynamic Equity Fund, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, WI or by calling (toll-free) 1-855-523-8637 by October 31, 2022. If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

LOCORR DYNAMIC EQUITY FUND
A SERIES OF LOCORR INVESTMENT TRUST
687 EXCELSIOR BOULEVARD
EXCELSIOR, MN 55331

INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISER

A Notice of Internet Availability of this Information Statement is being delivered to shareholders on or about July 25, 2022 to shareholders of record as of June 30, 2022 (the “Record Date”). The Information Statement is being provided to shareholders of the LoCorr Dynamic Equity Fund (the “Fund”), a series of LoCorr Investment Trust (the “Trust”), an Ohio business trust with principal offices located at 687 Excelsior Boulevard, Excelsior, MN 55331, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust and the investment adviser to the Fund, LoCorr Fund Management, LLC (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of March 23, 2016. The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board of Trustees” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Fund.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with preparing and distributing this Information Statement. One Notice of Internet Availability of this Information Statement may be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from a shareholder.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY VISITING THE FUND’S WEBSITE AT WWW.LOCORRFUNDS.COM, BY WRITING TO THE FUND, C/O U.S. BANK GLOBAL FUND SERVICES, P.O. BOX 701, MILWAUKEE, WI 53201, OR BY CALLING (TOLL-FREE) 1-855-523-8637.

THE MANAGEMENT AGREEMENT

Management Agreement

Pursuant to a management agreement dated October 18, 2018, between the Trust, with respect to the Fund, and the Adviser, the Adviser serves as the investment adviser to the Fund (the “Management Agreement”). The Management Agreement was most recently approved by the Board of Trustees at a meeting held on February 23, 2022. The Management Agreement shall continue in effect from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Fund’s outstanding voting securities, and by the vote of a majority of Trustees of the Trust who are not parties to the Management Agreement or “interested persons,” as that term is defined in the Investment Company Act of 1940, as revised (the “1940 Act”), of any such party, at a meeting called for the purpose of voting on the Management Agreement. The Management Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to the Adviser; and (ii) by the Adviser upon 60 days’ written notice to the Fund. The Management Agreement provides that it will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

The Management Agreement provides that the Adviser, except by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the Management Agreement, will not be subject to liability for, or damages, expenses or losses incurred by the Trust in connection with any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under, or payment made pursuant to the Management Agreement, or any other matter to which the Management Agreement relates.

Pursuant to the Management Agreement, the Adviser is entitled to receive, on a monthly basis, an annual advisory fee of 1.50% of the Fund’s average daily net assets. The Adviser has contractually agreed to reduce its fees and/or absorb expenses of the Fund until at least April 30, 2023, to ensure that total annual Fund operating expenses after fee waiver and/or reimbursement (exclusive of any Rule 12b-1 distribution and/or servicing fees, taxes, interest, short selling expenses, brokerage commissions, expenses incurred in connection with any merger or reorganization, indirect expenses, swap fees and expenses, expenses of other investment companies in which the Fund may invest, or extraordinary expenses such as litigation and inclusive of organizational costs incurred prior to the commencement of operations) will not exceed 1.99% of the Fund’s daily average net assets attributable to each class, subject to possible recoupment from the Fund within the three years following the date on which the fee waiver or expense reimbursement occurred, if such recoupment can be achieved within the foregoing expense limit.

For the fiscal years ended December 31, the Fund paid the following management fees to the Adviser.

	Management Fees
	Accrued	Waived	Recouped	Total Paid
2021	$324,317	$(263,217)	$0	$61,100
2020	$305,888	$(278,103)	$0	$27,785
2019	$406,449	$(192,060)	$0	$214,389

INFORMATION ABOUT LOCORR FUND MANAGEMENT, LLC

LoCorr Fund Management, LLC is an SEC-registered investment adviser with principal offices located at 687 Excelsior Boulevard, Excelsior, MN 55331. The Adviser was established in 2010 for the purpose of advising the funds within the Trust and has no other clients. As of June 30, 2022, it had approximately $4.1 billion in assets under management. Kevin M. Kinzie is deemed to indirectly control the Adviser by virtue of his ownership of more than 25% of the Adviser’s parent company’s membership interests. Jon C. Essen is an affiliated person of the Trust because he is a Trustee and officer. Mr. Essen is also an affiliated person of the Adviser because he is an officer of the Adviser. Kevin M. Kinzie is an affiliated person of the Trust because he is a Trustee and officer and because he indirectly controls the Funds through his control of the Adviser, which in turn controls the Funds. Mr. Kinzie is also an affiliated person of the Adviser because he is an officer of the Adviser and indirectly controls the Adviser. Subject to the supervision and direction of the Trustees, the Adviser manages the Funds’ securities and investments in accordance with the Fund’s stated investment objectives and policies, makes investment decisions and places orders to purchase and sell securities on behalf of the Fund.

The following table provides information about the principal executive officers and directors of the Adviser:

Name and Address*	Title and Principal Occupation
Kevin Kinzie	Chief Executive Officer
Jon Essen	Chief Financial Officer, Portfolio Manager
Brian Hull	Chief Compliance Officer
Jackie Boie	Controller, Director of Fund Administration
Sean Katof	Chief Investment Officer, Portfolio Manager
*The address of each officer and director is that of the Adviser, listed above.

BOARD APPROVAL AND EVALUATION OF NEW SUB-ADVISORY AGREEMENT

At an in-person meeting of the Board of Trustees held November 22, 2021 (the “Meeting”), the Board of Trustees approved Millrace Asset Group, Inc. (“Millrace”) to serve as an additional sub-adviser to the Fund. At the Meeting, the Board of Trustees, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), reviewed the various factors relevant to its consideration of the sub-advisory agreement between the Adviser and Millrace on behalf of the Fund (the “Sub-Advisory Agreement”), as well as the Board of Trustees’ legal responsibilities related to such consideration. After analysis and discussions of the factors identified below, the Board of Trustees, including a majority of the Independent Trustees, approved the Sub-Advisory Agreement for an initial two-year term.

Millrace Asset Group, Inc.

Nature, Extent and Quality of Services Provided by Millrace to the Fund:

The Trustees noted that, as a sub-adviser to the Fund, Millrace will research investment opportunities, select investments, provide compliance services and trade execution for its allocation of the Fund’s portfolio. The Trustees also noted that Millrace managed approximately $184 million in assets through two investment partnerships. The Trustees reviewed the responsibilities of Millrace’s key individuals, noting the experience and backgrounds of these individuals. The Trustees noted that Millrace has certified that it adopted a code of ethics under Rule 17j-1 of the 1940 Act. A representative of the Adviser explained to the Trustees that the Adviser had identified Millrace as a potential subadviser after conducting significant due diligence on Millrace’s investment, operational and compliance resources and capabilities.

The Trustees further noted Millrace’s overall long/short equity strategy and corresponding investment risks. The Trustees reviewed Millrace’s compliance process including its monitoring of Investment Company Act restrictions as diversification, leverage and liquidity. Counsel noted that Millrace did not report any material compliance issues or material litigations in the past 36 months. Counsel and the CCO did note that Millrace did have a routine examination conducted by the SEC which concluded in June 2021 with no material findings. After a discussion, the Trustees concluded that Millrace was well-suited to perform the services as a sub-adviser to the Fund.

The Trustees noted that Millrace was in the process of obtaining an Officers’ (“E&O/D&O”) policy. The Trustees concluded that Millrace was appropriately resourced and has a depth of experienced personnel and the investment expertise to provide high quality services to the Fund.

Investment Performance of Millrace:

The Trustees considered the investment performance of Millrace’s representative account for its long/short equity strategy, which the Trustees noted is a reasonable substitute as a reference performance record. Counsel indicated that the representative fund account reported 1, 5 and 10-year and since inception returns that outperformed the Russell 2000 Growth Index and the HFRI Equity Hedge Index. After a discussion, the Trustees concluded that it was reasonable that Millrace would provide satisfactory performance.

Costs of Services Provided and Profitability to be Realized and Extent of Economies of Scale to be Realized:

The Trustees considered the proposed sub-advisory fee was lower than the fee charged by Millrace to its investment partnerships. After further discussion, the Trustees concluded that the proposed sub-advisory fee was reasonable. The Trustees considered whether there will be economies of scale with respect to the management of the Fund. The Trustees agreed that this was primarily an adviser-level issue and should be considered with respect to the overall advisory contract, taking into consideration the impact of the sub-advisory expense. After discussion, it was the consensus of the Trustees that a lack of breakpoints was acceptable.

The Trustees considered the anticipated profits to be realized by Millrace in connection with its relationship with the Fund and whether the amount of profit is reasonable with respect to the sub-advisory services to be provided to the Fund. The Trustees noted that Millrace estimates realizing a small profit, both in terms of percentage of revenue as well as actual dollars, based on the amount of assets that Millrace is expected to manage initially. After a discussion, the Trustees concluded that the anticipated level of profit was not excessive.

Conclusions: Having requested and received such information from Millrace as the Trustees believed to be reasonably necessary to evaluate the terms of the Sub-Advisory Agreement, and as assisted by the advice of counsel, the Trustees concluded that the fee structure is reasonable and that approval of the Sub-Advisory Agreement is in the best interests of the shareholders of the Fund.

INFORMATION REGARDING THE SUB-ADVISORY AGREEMENT

The Sub-Advisory Agreement was approved by the Board of Trustees at the Meeting for an initial term of two years to commence on the date on which the Adviser allocates Fund assets to the sub-adviser for management. Thereafter, continuance of the Sub-Advisory Agreement will require annual approval by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and by the vote of a majority of the Trustees who are not parties to the Sub-Advisory Agreement or interested persons of any such party. The Sub-Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees, by the Adviser or by the vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to the sub-adviser, and (ii) by the sub-adviser upon 60 days’ written notice. The Sub-Advisory Agreement provides that it will terminate automatically in the event of its “assignment” within the meaning of the 1940 Act, except as otherwise provided by applicable law or the exemptive order.

The Sub-Advisory Agreement provides that Millrace, among other duties, will make all investment decisions for the portion of the Fund’s assets allocated to the sub-adviser as described in the Fund’s prospectus. The sub-adviser, subject to the supervision of the Board of Trustees and the Adviser, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of the portion of the Fund’s assets allocated to Millrace. The sub-adviser also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s assets.

The Sub-Advisory Agreement provides that the Adviser will compensate the sub-adviser at an incremental rate based on the Fund’s average daily net assets allocated to the sub-adviser by the Adviser, payable monthly. The Adviser compensates the sub-advisers from the management fees that it receives from the Fund. Millrace generally will pay all expenses it incurs in connection with its activities under the Sub-Advisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.

INFORMATION ABOUT MILLRACE ASSET GROUP, INC.

Millrace is an SEC-registered investment adviser with principal offices located at 1205 Westlakes Drive, Suite 375, Berwyn, Pennsylvania 19312. Millrace was established in 1993 and is a quantitative trading advisor that employs a short-term, primarily contrarian strategy to trade the world’s largest and most liquid markets. As of June 30, 2022, Millrace had approximately $161.8 million in assets under management.

The following table provides information on the principal executive officers and directors of Millrace:

Name and Address*	Title and Principal Occupation
William L. Kitchel	President
Whitney M. Maroney	Secretary and Treasurer
Jocelyn Dalkin	Chief Financial Officer and Chief Compliance Officer
*The address of each officer and director is that of the sub-adviser, listed above.

Portfolio Managers

William L. Kitchel, III, Founder, Research Analyst/Portfolio Manager since 2001
Bill graduated from the University of Virginia in 1981 with a BA in History. He began his investment career in 1983 at Blythe Eastman Paine Webber as an analyst on their M&A team. He worked there for two years before enrolling in Dartmouth’s Amos Tuck School of Business where he obtained his MBA in 1987. From 1987 to 1991 he worked as a research analyst at Massachusetts Financial Services focusing on Business Service, Aerospace, Defense Electronics, and Leisure companies. He joined Alex Brown in 1991, initially managing high net worth client portfolios and in 1993 he joined the Emerging Growth Fund team as a research analyst. In 1997, Bill joined Greenville Capital Management, a small cap growth firm in Wilmington, DE where he worked in a research analyst/portfolio manager role while focusing on Technology, Business Service, Electronics, and Consumer companies.

Whitney M. Maroney, Founder, Research Analyst/Portfolio Manager since 2001
Whit graduated from Washington College in 1991 with a BA in Business Administration and a minor in Political Science. He joined Frohberg Union Finance Commerce in Budapest, Hungary where he was an analyst in this real estate management business. After two years there, he joined Alex Brown’s Brown Asset Management Group as an equity research analyst with a focus on industrial companies. He returned to school and earned an MBA from the William and Mary School of Business in 1996 and then joined Greenville Capital Management, a small cap growth firm, where he worked in a research analyst/portfolio management role as a generalist.

In late 2001, Bill Kitchel and Whit Maroney, who was also at Greenville Capital Management, established Millrace Asset Group where they lead the investment team while researching and managing long and short positions for the firm’s Millrace Fund, LP. Team members at Millrace are generalists, and Bill focuses primarily on Business Service, Technology, Industrial, and Health Care companies. Additionally, Bill and/or Whit are involved in all new purchase decisions, monitor the overall portfolio relative to price targets, stop losses, and trading, and guide decisions related to the long/short ratio, tax loss harvesting, and other matters. As equal co-owners of Millrace, they focus on reinforcing the entrepreneurial culture of the firm and, when needed, the hiring of new talent. Day-to-day business operations, though, are primarily the responsibility of the firm’s CFO/CCO.

ADDITIONAL INFORMATION ABOUT
LOCORR DYNAMIC EQUITY FUND

ADMINISTRATOR

U.S. Bank Global Fund Services, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC, located at 111 East Kilbourn Avenue, Suite 2200, Milwaukee, WI 53202, serves as distributor and principal underwriter for the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 North River Center Drive, Suite 302, Milwaukee, WI 53212, provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semi-annual report are available on request, without charge, by writing to the Fund, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, WI 53201 or by calling 1-855-523-8637.

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund. A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund. For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.

As of June 30, 2022, the total shares outstanding of each Class of the Fund were:

Share Class	Shares Outstanding
Class A	279,903
Class C	277,550
Class I	3,517,544

In addition, as of June 30, 2022, the following shareholders were considered to be either a control person or principal shareholder of the Fund:

Dynamic Equity Fund - Class A

Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
Charles Schwab & Co., Inc. Special Custody A/C FBO Customers Attn: Mutual Funds 211 Main St. San Francisco, CA 94105-1901	32.96%	Schwab Holdings, Inc.	DE	Record
National Financial Services LLC 499 Washington Blvd, FL 4th Jersey City, NJ 07310-1995	14.72%	Fidelity Brokerage Company	DE	Record
c/o Reliance Trust Company WI Maril & Co. FBO NA 4900 W. Brown Deer Rd. Milwaukee, WI 53223-2422	12.94%	N/A	N/A	Record
American Enterprise Investment Services, Inc. 707 2nd Ave. S. Minneapolis, MN 55402-2405	6.47%	Investors Syndicate Development Corp.	DE	Record

Dynamic Equity Fund - Class C

Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
National Financial Services LLC 499 Washington Blvd, FL 4th Jersey City, NJ 07310-1995	46.17%	Fidelity Brokerage Company	DE	Record
Charles Schwab & Co., Inc. Special Custody A/C FBO Customers Attn: Mutual Funds 211 Main St. San Francisco, CA 94105-1901	18.20%	Schwab Holdings, Inc.	DE	Record
LPL Financial Omnibus Customer Account Attn: Lindsay O'Toole 4707 Executive Drive San Diego, CA 92121-3091	12.46%	LPL Financial Holdings Inc.	DE	Record
American Enterprise Investment Services, Inc. 707 2nd Ave. S. Minneapolis, MN 55402-2405	8.87%	Investors Syndicate Development Corp.	DE	Record

Dynamic Equity Fund - Class I

Name and Address	% Ownership	Parent Company	State of Jurisdiction	Type of Ownership
National Financial Services LLC 499 Washington Blvd, FL 4th Jersey City, NJ 07310-1995	50.95%	Fidelity Brokerage Company	DE	Record
LPL Financial Omnibus Customer Account Attn: Lindsay O'Toole 4707 Executive Drive San Diego, CA 92121-3091	25.62%	LPL Financial Holdings Inc.	DE	Record
Pershing LLC 1 Pershing Plaza, FL 14 Jersey City, NJ 07399-0002	5.75%	The Bank of New York Mellon Corporation	DE	Record

As of December 31, 2021, the Board members and officers of the Trust beneficially owned the following amounts of the Fund’s shares, which was less than 1% of the outstanding shares of the Fund:

Name of Trustee	Dollar Range of Equity Securities Owned in Dynamic Equity Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Jon C. Essen	$10,001 - $50,000	Over $100,000
Kevin M. Kinzie	Over $100,000	Over $100,000
Gary Jarrett	None	None
Mark A. Thompson	Over $100,000	Over $100,000
Ronald A. Tschetter	None	Over $100,000

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of the Notice of Internet Availability of this Information Statement and other documents related to the Fund, such as proxy materials, quarterly statements, etc., is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions from one or more shareholders. Shareholders sharing an address who are currently receiving a single copy of such documents and who wish to receive a separate copy of such documents may make such request by writing to the Fund, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, WI 53201 or by calling 1‑855-523-8637. Such copies will be delivered promptly upon request. Shareholders sharing an address who are currently receiving multiple copies of such documents and who wish to receive delivery of a single copy of such documents may make such request by contacting the Fund at the same address or telephone number.